SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2006

CAP ROCK ENERGY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

TEXAS

(State or Other Jurisdiction of Incorporation or Organization)

0-32667	75-2794300
(Commission File Number)	(I.R.S Employer
Identification No.)

500 West Wall Street, Suite 400, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (432) 683-5422

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                                         DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

                On March 1, 2006, Ms Melissa D. Davis was appointed Vice President, Controller and Chief Accounting Officer of the Company.  Ms Celia B. Page, who was serving as Chief Accounting Officer, will move to the newly created position of Vice President Special Projects.

                Melissa D. Davis, age 48, holds a BBA in Accounting from Texas Tech University and is a certified public accountant.  Prior to joining the Company, she was Vice President-Human Resources of Texas-New Mexico Power Company, an electric utility, from February 1999 to June 2005, Vice President-Customer Operations from March 1997 to February 1999, and Controller and Chief Accounting Officer prior to that.  Ms Davis joined Cap Rock as Controller in December 2005.

Ms Page, age 58, had served as Chief Accounting Officer of the Company since April 2005.  She has been Controller of the Company since July 2001 and was elected as Assistant Secretary/Treasurer in August 2002 and Vice President in December 2002.   The previous 5 years she served as Senior Vice President and Controller of Costilla Energy, Inc., a public energy Company.  Ms Page is a certified public accountant.

                The Company and Ms Davis have entered into an Employment Agreement dated as of December 19th, 2005, with an initial term of one year.  Ms Davis’ annual salary is $160,000.00 per year, or any greater amount of compensation including bonuses and deferred compensation authorized by the wage and salary plan or board policies authorized by the Company, together with an annual salary adjustment in an amount at least equal to any approved across the board salary adjustments for all employees.  Ms Davis was also granted a signing bonus of $5,000 net after tax.  She is entitled to three weeks annual vacation and other benefits generally available to all employees. Ms Davis may, at her option, elect to be covered under or participate in the Company’s employee benefit plans as though she were hired prior to May 1, 2002.  The Company will pay Ms Davis’ reasonable expenses including living expenses while living in Midland on a temporary basis prior to moving her family as soon as practical after May 2006.  In addition to performing her duties as an officer of the Company, Ms Davis has agreed to keep certain information confidential and not to compete with the Company for a period of two years following her termination of employment with the Company. Unless a written notice to terminate is given prior to an anniversary date of the agreement, the agreement automatically renews for one year terms. The agreement can be terminated earlier if the President determines that the officer is not properly performing the duties of her job or for cause, as defined in the agreement, which includes dishonesty and neglect by the officer of her job duties. Ms Davis’s employment agreement is filed as Exhibit 10.101 to this Form 8-K.

ITEM 7.01                                         REGULATION FD DISCLOSURE

                                                                                                On March 1, 2006, the Company issued a press release announcing the appointment of a new officer. The press release is attached to this current report as Exhibit 99.1.

ITEM 9.01(d)                          FINANCIAL STATEMENTS AND EXHIBITS

                                                                                                (c)           Exhibits

10.101                         Employment Contract between Cap Rock Energy Corporation and Melissa D. Davis dated December 19, 2005.

99.1            Press Release by Cap Rock Energy Corporation, March 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAP ROCK ENERGY CORPPORATION

	By:	/s/ Melissa D. Davis
March 3, 2006	Melissa D. Davis
Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.101	Employment Contract between Cap Rock Energy Corporation and Melissa D. Davis dated December 19, 2005

99.1	Press Release by Cap Rock Energy Corporation, March 1, 2006